UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2025

Procore Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40396	73-1636261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6309 Carpinteria Avenue, Carpinteria, CA	93013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 477-6267

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	PCOR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2025, the Board of Directors (the “Board”) of Procore Technologies, Inc. (the “Company”) unanimously appointed Dr. Ajei S. Gopal as Chief Executive Officer Designate (“CEO Designate”) of the Company, increased the size of the Board from nine to 10 directors, and appointed Dr. Gopal as a Class I director, to serve until the Company’s 2028 annual meeting of stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation, or removal, in each case, effective as of September 22, 2025 (the “Initial Start Date”). In addition, the Board unanimously approved the appointment of Dr. Gopal as President and Chief Executive Officer (“CEO”) of the Company effective as of the first Monday following the Company’s public announcement of its financial results for the fiscal quarter ending September 30, 2025 (such Monday, the “CEO Start Date”). Tooey Courtemanche, the Company’s founder, President, CEO, and Chair of the Board, will continue to serve as the Company’s President and CEO until the CEO Start Date, and will continue to serve as the Chair of the Board after the CEO Start Date.

Dr. Gopal, age 63, served as President and Chief Executive Officer of Ansys, Inc. (“Ansys”), an engineering simulation software company, from January 2017 until July 2025, when it was acquired by Synopsys, Inc. (“Synopsys”), an electronic design automation company. Dr. Gopal also served as President and Chief Operating Officer of Ansys from August 2016 to December 2016. From 2013 to 2016, Dr. Gopal was an operating partner at Silver Lake Technology Management, L.L.C., a private equity technology investment firm. His employment at Silver Lake included a secondment as interim President and Chief Operating Officer at Symantec Corporation (“Symantec”), a cybersecurity company, in 2016. From 2011 until 2013, he served as Senior Vice President and General Manager, HP Software, at Hewlett Packard Enterprise Company, an information technology company. From 2006 to 2011, Dr. Gopal served as Executive Vice President and General Manager at CA Technologies, Inc., an enterprise software company. From 2004 to 2006, he served as Executive Vice President and Chief Technology Officer at Symantec. In 2000, he co-founded ReefEdge Networks, a wireless local area network system provider, and served as its Chief Executive Officer until 2004. From 1991 to 2000, Dr. Gopal held a number of positions at International Business Machines Corporation, a technology company, including at IBM Research and IBM’s software group. He began his career in 1984 at Bell Communications Research, a telecommunications company. Dr. Gopal has served on the board of directors of Synopsys since July 2025, and on the board of directors of Fiserv, Inc., a financial technology and payment solutions company, since March 2024. He previously served on the board of directors of Ansys from July 2011 to July 2025 and Citrix Systems, Inc., an enterprise software company, from September 2017 to October 2021. Dr. Gopal has also served as a member of the Board of Trustees of Carnegie Mellon University since 2022. Dr. Gopal holds a bachelor of technology degree in mechanical engineering from the Indian Institute of Technology Bombay and a doctorate in computer science from Cornell University. Dr. Gopal was selected to serve on the Board because of his extensive experience in the technology and software industries and his service as an executive and a director of many publicly-traded companies.

Pursuant to Dr. Gopal’s offer letter dated September 22, 2025 (the “CEO Offer Letter”), a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference, Dr. Gopal will earn an annual base salary of $750,000 beginning on the Initial Start Date. He will also be eligible to earn an annual target bonus equal to 150% of his annual base salary (the “Target Bonus”) under the Company’s 2026 executive bonus program, with an opportunity to earn up to 200% of the Target Bonus based on Company performance. Dr. Gopal will also receive a one-time sign-on bonus of $320,000, and will be eligible to be reimbursed up to $125,000 for reasonable attorneys’ fees he incurred in connection with the consideration and negotiation of his employment with the Company.

Effective as of the Initial Start Date, Dr. Gopal was granted a restricted stock unit (“RSU”) award under the Company’s 2021 Equity Incentive Plan (as amended, the “2021 EIP”) for shares of the Company’s common stock with a target value equal to $27.5 million. The target value of the RSU award was converted into an actual number of RSUs using the volume-weighted average price of a share of the Company’s common stock as reported on the New York Stock Exchange over the 30-trading day period (the “30-Day VWAP”) ending on (and including) September 18, 2025 (such price, the “Grant Price”). One-fourth (1/4th) of the RSUs will vest on August 20, 2026, and the remaining RSUs will vest in equal installments over a three-year period on each subsequent quarterly company vesting date (each February 20, May 20, August 20, and November 20, each a “Company Vesting Date”) thereafter, subject to Dr. Gopal’s continuous service through each such vesting date. In the event Dr. Gopal’s service to the Company terminates by reason of death or permanent disability during the vesting period, any unvested RSUs will fully vest. The RSU award will otherwise be subject to the terms of the 2021 EIP and the Company’s standard form of RSU agreement (the “RSU Agreement”), a copy of which was filed with the 2021 EIP as Exhibit 10.3 to the Company’s Annual Report on Form 10-K filed on February 26, 2025 (the “2025 10-K”).

Effective as of the Initial Start Date, Dr. Gopal was also granted a performance-based RSU (“PSU”) award under the 2021 EIP for shares of the Company’s common stock with a target value equal to $27.5 million. The target value of the PSU award was converted into an actual number of PSUs using the Grant Price. Up to 50% of the PSUs may become eligible to vest (such portion that actually becomes eligible to vest, as determined by the Board or an authorized committee thereof, the “Eligible Tranche 1 PSUs”) based on the applicable percentile ranking of the Company’s total shareholder return (“TSR”), as measured over the three-year period beginning on (and including) the Initial Start Date (with the starting and ending prices used to value a share of the Company’s common stock for such period calculated using the 30-Day VWAP ending on the day that is two trading days prior to the first or last day, as applicable, of such three-year period), relative to the TSR of the companies that comprise the S&P Completion Index (CI) Information Technology (the “Index”), measured over the same three-year period. In addition, up to 200% of the PSUs, less the Eligible Tranche 1 PSUs, if any, may become eligible to vest (such portion that actually becomes eligible to vest, as determined by the Board or an authorized committee thereof, the “Eligible Tranche 2 PSUs”), based on the percentile ranking of the Company’s TSR, as measured over a four-year period beginning on (and including) the Initial Start Date (with the starting and ending prices used to value a share of the Company’s common stock for such period calculated using the 30-Day VWAP ending on the day that is two trading days prior to the first or last day, as applicable, of such four-year period), relative to the TSR of the companies that comprise the Index over the same four-year period. The Eligible Tranche 1 PSUs and Eligible Tranche 2 PSUs, if any, will vest on the next Company Vesting Date following the date that the number of Eligible Tranche 1 PSUs or Eligible Tranche 2 PSUs, as applicable, is determined by the Board or an authorized committee thereof (any such determination date, as applicable, a “Certification Date”), in each case, subject to Dr. Gopal’s continuous service through the applicable Company Vesting Date. In the event of a “change in control” or “corporate transaction” (each as defined in the 2021 EIP), all then-outstanding TSR-based PSUs for which the Certification Date has not occurred will be deemed earned, if at all, (i) using the value of the per share consideration paid or payable in respect of the Company’s common stock in the transaction, as determined by the Board in good faith, as the ending Company per share price for both the TSR measurement periods described above, and (ii) by shortening the TSR measurement periods for purposes of determining the TSR of the other companies in the Index so that each TSR measurement period ends on the last trading day prior to the closing date of the transaction (such earned PSUs, if any, the “CIC Eligible PSUs”). If the acquirer in the transaction assumes or substitutes the CIC Eligible PSUs, they will vest on September 21, 2028 (with respect to the Eligible Tranche 1 PSUs) or September 21, 2029 (with respect to the Eligible Tranche 2 PSUs), subject to Dr. Gopal’s continuous service through the applicable vesting date. If the acquirer does not assume or substitute the CIC Eligible PSUs in connection with the applicable transaction, or if Dr. Gopal’s employment is terminated without “cause” or due to his resignation for “good reason” (each such term as defined in the Severance Agreement, as defined below), within six months prior to or 18 months following the closing date of such transaction, then the CIC Eligible PSUs will fully vest effective as of such termination (or the date of such transaction in the event the acquirer does not assume or substitute the CIC Eligible PSUs). In addition, if Dr. Gopal’s continuous service is terminated without “cause” or due to his resignation for “good reason,” then, despite such termination, the PSUs, if any, that are outstanding and unvested at the time of such termination will remain eligible to vest based on the Company’s actual relative TSR performance for the applicable TSR measurement period, except that if such termination does not occur within six months prior to or 18 months following the closing date of the applicable transaction, then any PSUs that relate to a TSR measurement period, if any, that ends later than 18 months after such termination will be automatically forfeited on the date of such termination. In the event Dr. Gopal’s service to the Company terminates by reason of death or permanent disability, for any TSR measurement period that has not yet been completed, the PSUs that relate to such measurement period will vest at target level, and for any TSR measurement period that has been completed, the PSUs that relate to such measurement period will (i) to the extent they have not already become eligible to vest, vest based on the Company’s actual relative TSR performance on the date such determination is made, or (ii) to the extent they became eligible to vest prior to such termination, fully vest on the date of such termination. Except as set forth herein, the PSU award will otherwise be subject to the terms of the 2021 EIP and the Company’s standard form of executive PSU agreement (a copy of which was filed with the 2021 EIP as Exhibit 10.3 to the 2025 Form 10-K) (the “PSU Agreement”).

Dr. Gopal has also entered into an executive severance agreement with the Company, dated September 22, 2025 (the “Severance Agreement”), a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated herein by reference. If Dr. Gopal’s employment is terminated without “cause” (excluding due to death or permanent disability) or if Dr. Gopal resigns from his employment for “good reason” (as each such term is defined in the Severance Agreement), then Dr. Gopal will receive: (i) a lump sum cash payment equal to (a) 18 months of his then-current base salary, plus (b) 18 months of his then-current annual target bonus; (ii) payment (on his behalf) of up to 18 months of COBRA premiums for himself and any eligible dependents; and (iii) accelerated vesting of the time-based portion of any equity awards held as of the date of such termination as if Dr. Gopal had remained in continuous service for 18 months following the effective date of such termination. If Dr. Gopal’s employment is terminated without “cause” (excluding due to death or permanent disability) or he resigns for “good reason” during the six months prior to, or 18 months following, a “change in control” (as defined in the Severance Agreement), then Dr. Gopal will receive: (i) a lump sum cash payment equal to (a) 24 months of his then-current base salary, plus (b) 24 months of his then-current annual target bonus; (ii) payment (on his behalf) of 24 months of COBRA premiums for him and any eligible dependents; and (iii) full accelerated vesting of the time-based portion of any equity awards held as of the date of such termination. If Dr. Gopal tenders his resignation as President and CEO following a written request from the Board in connection with a Board-approved succession plan that results in the appointment of a new President and CEO where Dr. Gopal was otherwise willing and able to continue serving in such capacity, then Dr. Gopal will receive: (i) a lump sum cash payment equal to (a) 18 months of his then-current base salary, plus (b) 18 months of his then-current annual target bonus; (ii) payment (on his behalf) of up to 18 months of COBRA premiums for him and his eligible dependents; and (iii) continued vesting of all outstanding equity awards that were granted more than six months prior to the effective date of such resignation, except that any outstanding performance-based awards will only vest subject to the achievement (if any) of the applicable performance goals. In addition, if Dr. Gopal’s employment terminates due to his death or permanent disability, he will receive payment (on his behalf) of up to 18 months of COBRA premiums for himself and any eligible dependents. Dr. Gopal’s receipt of the severance payments and benefits described above is subject to him (i) timely signing and not revoking a general release of claims in favor of the Company, (ii) unconditionally resigning from the Board, and (iii) remaining in compliance with applicable post-employment confidentiality obligations and restrictive covenants.

Dr. Gopal has executed a proprietary information and inventions agreement (the “PIIA”), a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K, and incorporated herein by reference. Dr. Gopal has also executed an indemnification agreement (the “Indemnification Agreement”), a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K, and incorporated herein by reference.

Dr. Gopal will not serve on any committees of the Board nor will he receive any additional compensation for his service on the Board.

The foregoing description of Dr. Gopal’s compensation arrangements is a summary only and is subject to and qualified in its entirety by reference to the CEO Offer Letter, the RSU Agreement, the PSU Agreement, the Severance Agreement, the PIIA, and the Indemnification Agreement.

There are no arrangements or understandings between Dr. Gopal and the Company or any other person pursuant to which Dr. Gopal was appointed as the Company’s CEO Designate and a member of the Board, or his future appointment as the Company’s President and CEO. There are no family relationships between Dr. Gopal and any director or executive officer of the Company. Dr. Gopal has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the SEC.

Item 7.01	Regulation FD Disclosure.

On the Initial Start Date, the Company issued a press release (the “Press Release”) announcing the appointment of Dr. Gopal as the Company’s CEO Designate and a member of the Board, and future appointment as the Company’s President and CEO. In the Press Release, the Company also reaffirmed its third quarter fiscal 2025 and full-year fiscal 2025 guidance, as previously announced in its earnings release for its second quarter 2025 financial results on July 31, 2025.

The information in this Item 7.01, including the accompanying Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed below are being furnished with this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Offer Letter by and between Ajei S. Gopal and the Registrant, dated September 22, 2025

10.2	Severance Agreement by and between Ajei S. Gopal and the Registrant, dated September 22, 2025

10.3*	Proprietary Information and Inventions Agreement by and between Ajei S. Gopal and the Registrant, dated September 22, 2025

10.4	Indemnification Agreement by and between Ajei S. Gopal and the Registrant, dated September 22, 2025

99.1	Press Release dated September 22, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Information in the appendix has been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The Company agrees to furnish supplementally a copy of the omitted information to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Procore Technologies, Inc.

Date: September 22, 2025	By :	/s/ Benjamin C. Singer
Benjamin C. Singer
Chief Legal Officer and Corporate Secretary